                               EXHIBIT NO. 10.11



             Lease Agreement dated January 10, 2000 by and between
            the Registrant and Affiliated Equities Real Estate L.P.
            -------------------------------------------------------

                                  RIVER RIDGE
                            OFFICE LEASE AGREEMENT

                             ACCORD NETWORKS, INC.

______________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------
                                                                 Page

PARAGRAPH      1    TERM AND POSSESSION                            1
               2    MONTHLY RENTAL                                 1
               3    SECURITY DEPOSIT                               4
               4    OCCUPANCY AND USE                              4
               5    COMPLIANCE WITH LAWS                           5
               6    ALTERATIONS                                    5
               7    REPAIR                                         6
               8    LIENS                                          6
               9    ASSIGNMENT AND SUBLETTING                      6
               10   INSURANCE AND INDEMNIFICATION                  7
               11   WAIVER OF SUBROGATION                          8
               12   SERVICE AND UTILITIES                          8
               13   ESTOPPEL CERTIFICATE                           9
               14   HOLDING OVER                                   9
               15   SUBORDINATION                                  10
               16   ENTRY BY LANDLORD                              10
               17   INSOLVENCY OR BANKRUPTCY                       10
               18   DEFAULT AND REMEDIES                           11
               19   DAMAGE BY FIRE                                 13
               20   CONDEMNATION                                   13
               21   SALE BY LANDLORD                               14
               22   RIGHT OF LANDLORD TO PERFORM                   14
               23   SURRENDER OF PREMISES                          14
               24   WAIVER                                         15
               25   NOTICES                                        15
               26   CERTAIN RIGHTS RESERVED TO LANDLORD            15
               27   SUCCESSORS AND ASSIGNS                         16
               28   ATTORNEY'S FEES                                16
               29   CORPORATE AUTHORITY                            16
               30   MORTGAGE APPROVALS                             16
               31   MISCELLANEOUS                                  16
               32   LANDLORD'S LIEN                                16
               33   QUIET ENJOYMENT                                17
               34   LANDLORD'S LIABILITY                           17
               35   RIGHT TO RELOCATE                              17
               36   NO ESTATE                                      17
               37   LEASE EFFECTIVE DATE                           17
               38   RULES AND REGULATIONS                          17
               39   SPECIAL STIPULATIONS                           17
               40   GUARANTY [INTENTIONALLY OMITTED]               18
               41   BROKERAGE COMMISSIONS                          18
EXHIBIT        A    FLOOR PLAN OF DEMISED PREMISES
               B    LEGAL DESCRIPTION
               C    WORK LETTER AGREEMENT
               D    ESTOPPEL CERTIFICATE
               E    RULES AND REGULATIONS
               F    SPECIAL STIPULATIONS

                                  RIVER RIDGE

                            OFFICE LEASE AGREEMENT

     THIS LEASE is made as of the 10/th/ day of January, 2000 between AFFILIATED EQUITIES REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter called "Landlord") and ACCORD NETWORKS, INC., a Georgia corporation (hereinafter called "Tenant").

                                 WITNESSETH:

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those premises (hereinafter called "Premises") shown on Exhibit "A" attached
                                                        ----------
hereto and made a part thereof, being located in River Ridge, a multistory office building (the "Building") constructed on a parcel of land (the "Property") located at 9040 Roswell Road, Atlanta, Georgia, said Property being more particularly described on Exhibit "B" hereto.
                               ----------

Premises:  River Ridge
           9040 Roswell Road
           Atlanta, Georgia 30350
           Square Feet: 3917 Suite Number: 430 and 450
           Floor(s): Fourth(4th)

1.   Term and Possession.

     (a) The term of the Lease (the "Lease Term") shall begin on January 10, 2000 (the "Commencement Date") and shall expire (unless sooner terminated as herein provided) on December 31, 2003.

     (b) Landlord agrees to perform the work in the Premises to be performed by Landlord as provided in the Work Letter Agreement attached hereto as Exhibit "C" and made a part hereof (the "Work Letter Agreement") with diligence, subject to Force Majeure Matters (as defined in the Work Letter Agreement).

     (c) Notwithstanding any provisions herein to the contrary, Landlord and Tenant acknowledge that Landlord's manager is currently occupying Suite 450 of the Premises, containing approximately 584 rentable square feet, and that Tenant's rights and obligations with respect thereto, including, but not limited to, the right to occupy Suite 450 and the obligation to pay rent with respect to said Suite 450, shall not commence until Landlord's manager vacates said Suite 450 and Landlord delivers written notice of the same to Tenant. Landlord agrees to cause Landlord's manager to vacate said Suite 450 on or before March 10, 2000. The date Landlord's manager vacates Suite 450 is hereinafter referred to as the "Suite 450 Date."

     (d) The taking of possession by Tenant shall be deemed conclusively to establish that, except for punchlist items, the Building, other improvements, and the Premises have been completed in accordance with the plans and specifications and are in good and satisfactory condition as of when possession was so taken.

2.   Monthly Rental.

     (a) Tenant shall pay to Landlord throughout the term of this Lease annual rental as set forth below, payable in equal monthly rental installments payable in advance on the first day of each month during every year of the term hereby demised in lawful money of the United States, without deduction or offset whatsoever, to Landlord at Landlord's management office in the Building or to such other location and/or firm as Landlord may from time to time designate in writing. Said rental is subject to adjustments as provided hereinbelow. If this Lease commences on a day other than the first day of a calendar month, the monthly rental for the fractional month shall be appropriately prorated. The annual and monthly rental, subject to adjustment as hereinafter provided, is as follows:

     ----------------------------------------------------------------------
                                 Base Rent
     Lease Year                  $/RSF/Yr.        Monthly        Annual
     ----------                  ---------        -------        ------
     ----------------------------------------------------------------------

     ----------------------------------------------------------------------
     January 10, 2000 - Suite    $0.00           $0.00           $0.00
     450 Date
     ----------------------------------------------------------------------
     Suite 450 Date - April      $22.00          $1,070.67       $12,848.00
     30, 2000
     ----------------------------------------------------------------------
     May 1, 2000 -               $22.00          $7,181.17       $86,174.00
     December 31, 2000
     ----------------------------------------------------------------------
     January 1, 2001 -           $22.66          $7,396.60       $88,759.22
     December 31, 2001
     ----------------------------------------------------------------------
     January 1, 2002 -           $23.34          $7,618.57       $91,422.78
     December 31, 2002
     ----------------------------------------------------------------------
     January 1, 2003 -           $24.04          $7,847.06       $94,164.68
     December 31, 2003
     ----------------------------------------------------------------------

     (b) Tenant recognizes that late payment of any rent or other sum due hereunder from Tenant to Landlord will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other payment due hereunder from Tenant to Landlord remains unpaid five (5) days after said amount is due, the amount of such unpaid rent or other payment shall be increased by a late charge to be paid to Landlord by Tenant in any amount equal to five percent (5%) of the amount of the delinquent rent or other payment; provided, however, that with respect to the first occurrence of any such late payment during any consecutive twelve (12) month period during the Lease Term, such late charge shall not be due unless such payment remains unpaid five (5) days after written notice from Landlord to Tenant of such late payment. The amount of the late charge to be paid to Landlord by Tenant for any month shall be computed on the aggregate amount of delinquent rents and other payments, including all accrued late charges then outstanding, and shall be deemed to be rental for all purposes hereunder. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. The provisions of this paragraph in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this paragraph in any way affect Landlord's remedies pursuant to Paragraph 18 of this Lease in the event said rent or other payment is unpaid after the date due.

     (c) The monthly rental payable hereunder shall be subject to adjustment on January 1 of each calendar year during the term of this Lease, commencing January 1, 2001, in the following manner:

          (i) Tenant shall pay to Landlord, in accordance with paragraphs 2(c)(v) and 2 (c)(vi) of this Lease, as additional rent Tenant's proportionate share of the amount by which the Direct Operating Expenses (as hereinafter defined) incurred by Landlord in the operation of the Building during each calendar year of the Lease Term exceeds the Direct Operating Expenses for the base year 2000 (hereinafter called the "Base Year"). Tenant's Proportionate Share of Direct Operating Expenses (as hereinafter defined) shall be prorated on a daily basis using a 365-day calendar year, as necessary for any year during which this Lease is in effect for less than the full twelve month calendar year. Direct Operating Expenses shall be calculated on an accrual basis. For the purpose of estimating the Direct Operating Expenses during each subsequent year after the Base Year, Landlord shall reasonably estimate such expenses (assuming ninety-five percent (95%) occupancy of the Building if the actual occupancy is less than ninety-five percent) based on the actual Direct Operating Expenses for the preceding year, any then-known cost changes or additional expenses which can be reasonably anticipated to occur within the year for which such expenses are estimated, Landlord's experience with similar office buildings, the costs of contracts already entered, quotes obtained, representations of providers of the services and equipment, consultation with specialists such as insurers, and other factors a prudent lessor would use to make a fair and accurate estimate of operating costs.

     (ii) "Tenant's Proportionate Share of Direct Operating Expenses" shall mean, for each calendar year (or portion thereof), the product of (i) the Operating Expense Amount (defined below) multiplied by (ii) a fraction, the numerator of which is the number of square feet contained in the Premises (3,917) and the denominator of which is the number of rentable square feet contained in the Building (171,725), which product equals 2.281%. As used herein, the "Operating Expense Amount" shall mean, for each calendar year (or portion thereof), the amount by which the Direct Operating Expenses (defined below) exceed the Base Year's Direct Operating Expenses.

     (iii) For purposes of this Lease, the term "Direct Operating Expenses" shall consist of all "operating costs" (as hereinafter defined) for the Building, and the Building's share of all operating costs for any parking area serving the Building, and the Property (the Building, such parking area and the Property being hereinafter referred to collectively as the "Project"). For purposes of this Lease, the term "operating costs" shall mean all reasonable expenses, costs and disbursements computed on the accrual basis, relating to or incurred or paid in connection with the operation, maintenance and repair of the Project, including, but not limited to the following:

          a. Building personnel costs, including, but not limited to, salaries, wages, fringe benefits, social security taxes and other direct and indirect costs of personnel (up to, but no higher than, the level of Building Manager) engaged in the operation and/or maintenance of the Project and associated overhead.

          b. The cost of all supplies, tools, equipment (except that any item of equipment exceeding $5,000.00 in cost shall be amortized as a capital expenditure in accordance with paragraph 2(c)(iii)(h) below) and materials used in the operation and maintenance of the Project.

          c. The cost of water, sewer, gas, heating, lighting, ventilation, electricity, air conditioning, and any other utilities supplied or paid for by Landlord for the Project and the costs of maintaining the systems supplying the same, including, but not limited to, any utility and service costs incurred by Landlord.

          d. The cost of all agreements for maintenance and service of the Project and the equipment therein, including, but not limited to, agreements relating to security service, window cleaning, elevator maintenance, chiller maintenance, Building management, janitorial service, pest control and landscaping maintenance.

          e. The cost of maintaining sprinkler systems, fire extinguishers and fire hoses, and systems, improvements and equipment that may be now or hereafter required by the Americans With Disabilities Act, and the cost of all security services and protective services or devices rendered to or in connection with the Project or any part thereof.

          f. Insurance premiums for insurance for the Project required to be maintained by Landlord hereunder or which a prudent owner would carry, including, but not limited to, premiums for insurance maintained by Landlord, business interruption or rental abatement insurance, garage keeper's insurance, and liability insurance.

          g. The cost of repairs and general maintenance of the Project (excluding repairs, alterations and general maintenance paid by proceeds of insurance or attributable solely to tenants of the Project other than Tenant, but including deductibles paid by Landlord), including, but not limited to: any management fees charged by Landlord, maintenance and cleaning of common areas and facilities; lawn mowing, gardening, landscaping, and irrigation of landscaped areas; line painting, pavement repair and maintenance, sweeping, and sanitary control; removal of snow, trash, rubbish, garbage, and other refuse; the cost of personnel to implement such services, to direct parking, and to police the common areas; the cost of exterior and interior painting of common areas; all maintenance and repair costs; and the cost of maintenance of sewers and utility lines.

          h. The cost of any capital improvement which (i) can be reasonably expected to reduce any component cost included within Direct Operating Expenses, or (ii) which is necessary to keep the Property, Premises or Building in compliance with changes to governmental laws, rules and regulations currently in effect, all changes in interpretation of governmental laws, rules and regulations currently in effect, and all future governmental laws, rules and regulations applicable from time to time thereto. Costs of capital improvements permitted to be charged as Direct Operating Expenses hereunder shall be amortized over a reasonable period consistent with generally accepted principles of accounting, with interest on the unamortized amount, at the rate of the greater of eight percent (8%) per annum or two percent (2%) per annum above the base rate of interest charged on corporate loans at large U. S. money center commercial banks as published in the Wall Street Journal (but in no event at a rate which is more than the highest lawful rate allowable in the State of Georgia).

          i. All taxes, assessments, and governmental or other charges, general or special, ordinary or extraordinary, foreseen or unforeseen, which are levied, assessed, or otherwise imposed against the Project, street lights, personal property or rents, or on the right or privilege of leasing the Project, collecting rents therefrom or parking vehicles thereon, by any federal, state, county, or municipal government or by any special sanitation district or by any other governmental or quasi-governmental entity that has taxing or assessment authority, and any other taxes and assessments, together with any interest and penalties thereon (unless such interest or penalties are due to Landlord's failure to pay such taxes when due), attributable to the Project or its operation (herein collectively called the "Impositions"), but exclusive of federal, state and local income taxes of Landlord, inheritance taxes, estate taxes, gift taxes, transfer taxes, excess profit taxes and any taxes imposed in lieu of such taxes. If at any time during the Lease Term, the present method of taxation or assessment shall be so changed that the whole or any part of the Impositions now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of and in addition thereof, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the Impositions and the operating costs. Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Premises to the extent the same exceed building standard allowances.

               j. All assessments (if any) assessed against the Project during the Lease Term pursuant to any protective covenants, easement agreements or common area maintenance agreements now or hereafter of record against the Project.

               k. Fees of accountants, attorneys, and other consultants, professionals or advisors incurred by Landlord with respect to the Project.

               l. Promotional or seasonal expenses (but excluding leasing or marketing expenses).

               m. Any other costs or expenses incurred by Landlord in the operation of the Building.

        (iv) Nothing contained in this Section shall imply any duty on the part of Landlord to pay any expense or provide any service not otherwise imposed by the express terms of this Lease.

        (v) During the Lease Term, Landlord may estimate the amount of Direct Operating Expenses and Tenant's Proportionate Share of Direct Operating Expenses for a calendar year or (if applicable) fractional part thereof and notify Tenant in writing of such estimate. Such estimate, if any, shall be made by Landlord in the exercise of its reasonable discretion, and shall not be subject to dispute by Tenant. The amount of additional rent specified in such notification shall be paid by Tenant to Landlord in equal monthly installments in advance on the first day of each month, at the same time and in the same manner as base rent, and shall continue until Tenant receives from Landlord a notification to pay a different monthly amount of estimated additional rent.

        (vi) Within One Hundred Eighty (180) days after December 31 of any calendar year during the Lease Term for which additional rent is due under this Section, Landlord shall advise Tenant in writing, of the amount of actual Direction Operating Expenses for such calender year. If Tenant has not paid any estimated additional rent for such calendar year, or if the actual Direct Operating Expenses for such calendar year prove to be greater than the estimated amount previously paid by Tenant, if any, Landlord shall invoice Tenant for the deficiency as soon as practicable after the amount of underpayment has been determined, and Tenant shall pay such deficiency to Landlord within thirty (30) days following its receipt of such invoice. If, however, actual Direct Operating Expenses for such calendar year are lower than the estimated amount previously paid by Tenant, if any, Tenant shall receive a credit (or in the event the term of this Lease has then expired, Tenant shall receive a cash refund) toward the next ensuing monthly payment or payments of the estimated amount of Tenant's Proportionate Share of Direct Operating Expenses in the amount of such overpayment until depleted, but in no event shall Tenant's Proportionate Share of Direct Operating Expenses be deemed to be less than zero.

        (vii) Notwithstanding anything contained in this paragraph 2(c) to the contrary, for purposes of determining Direct Operating Expenses for the Base Year and each calendar year subsequent to the Base Year, in the event actual occupancy of the Building is less than ninety-five percent (95%) during any period of such calendar year, the actual Direct Operating Expenses for such calendar year shall be increased to the amount which Landlord reasonably estimates would have been incurred for such calendar year has the occupancy of the Building been ninety-five percent (95%) throughout such year, and the amount so estimated shall be deemed to be the Direct Operating Expenses for such calendar year.

3.   Security Deposit

     Tenant hereby deposits with Landlord on the date hereof the sum of Seven Thousand One Hundred Eighty-One and 17/100 Dollars ($7,181.17), which sum shall be held by Landlord, without obligation for interest, as security for the full, timely and faithful performance of Tenant's covenants and obligations under this Lease. It is understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any default or event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by any event of Tenant's default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. Although the security deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant or Tenant's last permitted assignee within thirty
(30) days after termination of this Lease. Landlord shall not be required to keep any security deposit separate from its general funds. Subject to the other terms and conditions contained in this Lease, if the Building is conveyed by Landlord, said deposit shall be turned over or credited to Landlord's grantee, and if so, Tenant hereby releases Landlord from any and all liability with respect to said deposit and its application or return.

4.   Occupancy and Use

     (a) Tenant shall use and occupy the Premises for general office purposes and for no other use or purpose without the prior written consent of Landlord.

     (b) Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purposes or for any business, use or purpose deemed to be disreputable or inconsistent with the operation of a first class office building, nor shall Tenant cause or maintain or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on, or about the Premises.

     (c) Tenant shall have access to the Premises and the common areas of the Property twenty-four (24) hours per day, seven (7) days a week, subject only to
(i) Landlord performing maintenance and other obligations of Landlord under this Lease, and (ii) reasonable after-hours security regulations.

     (d) Landlord shall provide to Tenant and Tenant's employees, agents and business invitees the non-exclusive use of at least four (4) parking spaces per one thousand (1,000) square feet of rentable area occupied by Tenant. Landlord reserves the right to limit parking in and restrict access to portions of the parking areas upon the Property in Landlord's discretion; provided, however, that Tenant shall continue to have access to at least four (4) parking spaces per one thousand square feet of rentable area occupied by Tenant.

5.   Compliance with Laws.

     (a) Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building in which the Premises are situated or any of its contents or cause a cancellation of said insurance or otherwise affect said insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises.

     (b) Tenant shall not use, handle, store, deal in, discharge, or fabricate any Hazardous Materials (as herein defined) on or about the Premises, except for customary office and cleaning supplies which are used in business offices similar to Tenant's and which are stored, used and disposed of by Tenant in compliance with all applicable laws, rules and regulations. Tenant shall indemnify Landlord (and anybody claiming by, through, or under Landlord) from and against any and all claims, damages, losses, costs, and expenses (including reasonable attorney's fees and court costs) incurred by Landlord or anybody claiming by, through, or under Landlord as a result of the existence of (i) any Hazardous Materials on or about the Premises or (ii) any environmental problems relating to the Premises, which are caused by or related to the delivery, deposit or creation of Hazardous Materials on or about the Premises during the term of this Lease by Tenant or Tenant's agents, employees, contractors, invitees or licensees. As used herein, "Hazardous Materials" means any petroleum or chemical liquids or solids, liquid or gaseous products, contaminants, oils, radioactive materials, asbestos, PCB's, urea-formaldehyde, or any toxic or hazardous waste or hazardous substances, as those terms are used in (A) the Resources Conservation Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. (S)(S) 6901 et seq.; (B) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. (S)(S) 9601 et seq.; (C) the Clean Water Act, 33 U.S.C. (S)(S) 1251 et seq.; (D) the Toxic Substances and Control Act, 15 U.S.C. (S)(S) 2601 et seq.; (E) the Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq,; (F) any and all applicable environmental laws and regulations of the State of Georgia; and (G) any and all other applicable federal, state or local law or regulation governing hazardous substances or workplace health or safety, as such laws may be amended from time to time.

6.   Alterations

     Tenant shall not make or suffer to be made any alterations, additions, or improvements in, on, or to the Premises or any part thereof without the prior written consent of Landlord, and no such alterations, additions or improvements shall be made without the supervision of Landlord's designated agent or representative. Notwithstanding anything contained herein to the contrary, Tenant, without Landlord's consent, shall have the right to recarpet, repaint, and make other similar decorative alterations to the Premises provided the cost of such alterations does not exceed Five Thousand and No/100 Dollars ($5,000.00), such alterations do not involve or tie into the electrical, plumbing, HVAC or other systems of the Building, and Tenant provides to Landlord at least five (5) business days' prior written notice of such alterations. All such alterations, additions, or improvements in, on, or to said Premises, except for Tenant's movable furniture and equipment, shall immediately become Landlord's property and, at the end of the term hereof, shall remain on the Premises without compensation to Tenant. In the event Landlord consents to the making of such alterations, additions, or improvements by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with all applicable laws, ordinances, and regulations and all requirements of Landlord's and Tenant's insurance policies, and in accordance with plans and specifications approved by Landlord, and any contractor or person selected by Tenant to make the same, and all subcontractors, must first be approved in writing by Landlord, or, at Landlord's option, the alteration, addition or improvement shall be made by Landlord for Tenant's account and Tenant shall reimburse Landlord for the cost thereof upon demand. Upon the expiration or sooner termination of the term herein provided, Tenant shall, upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence remove any or all alterations, additions, or improvements made by or for the account of Tenant, designated by Landlord to be removed (provided, however, that Landlord made such removal a condition of Landlord's consent at the time Tenant requested and Landlord granted Landlord's prior written approval of same), and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their condition prior to such alteration, addition or improvements, reasonable wear and tear, unrepaired casualty and condemnation expected. Tenant agrees that Landlord shall have the right to charge a fee for any and all construction supervision provided by Landlord's designated agents or representatives in connection with any alterations, additions, or improvements to the Premises by Tenant. Such fee, at Landlord's option, shall be either a fixed fee or a fee calculated on an hourly basis, considering the time expended by Landlord's agents or representatives in supervising Tenant's construction.

7.   Repair.

     By taking possession of the Premises, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver them and otherwise in good order, condition and repair, except for punchlist items. Tenant shall, at all times during the term hereof at Tenant's sole cost and expense, keep the Premises and every part thereof in good order, condition and repair, excepting ordinary wear and tear, damage thereto by fire, earthquake, act of God or the elements. Tenant shall upon the expiration or sooner surrender to Landlord the Premises and all repairs, changes, alterations, additions and improvements thereto in the same condition as when received, or when first installed, ordinary wear and tear, damage by fire, earthquake, act of God, or the elements expected. It is hereby understood and agreed that Landlord has no obligation to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof except as specified in the Work Letter Agreement, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically herein set forth.

8.   Liens.

     Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the recordation of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to Landlord by Tenant on demand and with interest at the rate of four percentage points higher than the prime commercial lending rate from time to time of Bank of America in Atlanta, Georgia, provided, however, that if such rate exceeds the maximum rate permitted by law, the maximum lawful rate shall apply; the interest rate so determined is hereinafter called the "Agreed Interest Rate". Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building, and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least five (5) business days prior notice of commencement of any construction on the Premises.

9.   Assignment and Subletting.

     (a) Tenant shall not sell, assign, encumber or otherwise transfer by operation of law or otherwise this Lease or any interest herein, sublet the Premises or any portion thereof, or suffer any other person to occupy or use the Premises or any portion thereof, without the prior written consent of Landlord as provided herein, which consent shall not be unreasonably withheld, delayed or conditioned, nor shall Tenant permit any lien to be placed on the Tenant's interest by operation of law. Tenant shall, by written notice, advise Landlord of its desire from and after a stated date (which shall not be less than thirty
(30) days nor more than ninety (90) days after the date of Tenant's notice) to sublet the Premises or any portion thereof for any part of the term hereof; and supply Landlord with such information, financial statements, verifications and related materials as Landlord may request or desire to evaluate the written request to sublet; and in such event Landlord shall within thirty (30) days from Landlord's receipt of such notice and all said information, financial statements, verifications and related materials requested by Landlord (i) consent to such proposed subletting or (ii) deny such consent giving reasons for denying such consent at the time of denial. Said notice by Tenant shall state the name and address of the proposed subtenant, and Tenant shall deliver to Landlord a true and complete copy of the proposed sublease with said notice. Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting. Tenant agrees to pay to Landlord, promptly after request therefor, the amount of all reasonable attorneys' fees and expenses incurred by Landlord in connection with any assignment or subletting issues or review of documentation relating thereto.

     (b) Any subletting or assignment hereunder by Tenant shall not result in Tenant being released or discharged from any liability under this Lease. As a condition to Landlord's prior written consent as provided for in this paragraph, the assignee or subtenant shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each sublease or assignment and an agreement of said compliance by each sublessee or assignee.

     (c) Landlord's consent to any sale, assignment, encumbrance, subletting, occupation, lien or other transfer shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent occurrence. Any sale, assignment, encumbrance, subletting, occupation, lien or other transfer of this Lease which does not comply with the provisions of this Paragraph 9 shall be void.

     (d) For purposes of this Section, an assignment of stock or other direct or indirect ownership interest in Tenant which constitutes a controlling interest in Tenant shall be deemed an assignment within the meaning of and be governed by this Section.

     (e) Notwithstanding any provision contained herein, Tenant agrees that it shall not sell, assign, encumber or otherwise transfer by operation of law or otherwise this Lease or any interest herein, or sublet the Premises or any portion thereof, to any tenant who currently leases space in the Building.

     (f) Landlord's consent to a proposed assignment or subletting pursuant to this Paragraph 9 shall not be unreasonably withheld, delayed or conditioned, but, in addition to any other grounds for denial, Landlord's consent shall be deemed reasonably withheld if, in Landlord's reasonable judgment, any of the following conditions exist:

     (i) the proposed assignee or subtenant intends to use any part of the Premises for the operation of a retail business or for a purpose not permitted under this Lease; or

     (ii) the use of the Premises or the Building by the proposed assignee or subtenant would, in Landlord's reasonable judgment, significantly increase the pedestrian traffic in and out of the Building, or would require material or substantial alterations to the Building, Premises or Property in order to comply with applicable laws; or

     (iii) the proposed use by such subtenant or assignee would result in a violation of an exclusive right granted to another tenant in the Building, or require rezoning or a zoning variance; or

     (iv)      the proposed subtenant or assignee is a governmental agency; or

     (v) the business and operations of the proposed assignee or subtenant are inconsistent with the tenancy of a comparable building, and/or would be incompatible with the businesses and operations being conducted by other tenants in the Building, or

     (vi) the proposed use by such subtenant or assignee could create a condition that is dangerous to persons or property (e.g. a foreign consulate) or could create an atmosphere or condition that could be disruptive to the operation of the Building (e.g. an abortion or methadone clinic); or

     (vii) as a result of the number of people to be officed in the space proposed for sublease or assignment, the efficiency of the Premises' HVAC system would be materially diminished; or

     (viii) with respect to a sublease, Tenant proposes to demise the sublease space in a commercially unreasonable manner (e.g. in a configuration that would not be readily leaseable at the end of the Lease
     Term) and does not provide Landlord with additional security in an amount equal to all reasonably anticipated restoration costs.

10.  Insurance and Indemnification.

     (a) Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damages to any person or property in or about the Premises by or from any cause whatsoever, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement, or other portion of the Premises or the Building, or caused by gas, fire, or explosion of the Building or the complex of which it is a part or any part thereof, except to the extent caused by the gross negligence or willful misconduct of Landlord.

     (b) Tenant shall hold Landlord harmless from and defend and indemnify Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in, on or about the Premises or any part thereof, (ii) occurring in, on, or about any facilities (including, without limitation, elevators, stairways, passageways or hallways), the use of which Tenant may have in conjunction with other tenants of the Building, when such injury or damage shall be caused in part or in whole by the act, neglect, fault of, or ommission of any duty with respect to the same by Tenant, its agents, servants, employees, or invitees. Tenant further agrees to indemnify, defend and save harmless Landlord against and from any and all claims in any manner relating to any work or thing whatsoever done by Tenant in or about, or any transactions of Tenant concerning, the Premises, and will further indemnify, defend and save Landlord harmless against and from any and all claims arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees and licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. Furthermore, in case any action or proceeding be brought against Landlord by reason of any claims or liability, Tenant agrees to defend such action or proceeding at Tenant's sole expense by counsel reasonably satisfactory to Landlord. The provisions of this Lease with respect to any claims or liability occurring prior to the termination or expiration of this Lease shall expressly survive such termination or expiration of this Lease.

     (c) Tenant agrees to purchase at its own expense and to keep in force during the term of this lease a policy or policies of worker's compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of Two Million Dollars ($2,000,000.00) for property damage and Three Million Dollars ($3,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises. Said policies shall: (i) name Landlord and Landlord's management company as additional insureds and insure Landlord's contingent liability under this Lease (except for the worker's compensation policy, which shall instead include a waiver of subrogation endorsement in favor of Landlord and Landlord's management company), (ii) be issued by an insurance company which is acceptable to Landlord and licensed to do business in the State of Georgia, and (iii) provide that said insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the term of the Lease and upon each renewal of said insurance.

     (d) At all times after the Commencement Date, Landlord shall maintain in force, at its sole cost and expense (but subject to reimbursement as Direct Operating Expenses), "All Risk" (sometimes known as "Special Causes of Loss") property insurance covering the Building and all permanent alterations, additions and improvements constituting part of the Premises, for not less than their full replacement cost. Such insurance shall contain a waiver of subrogation rights and may include such other coverages, such as rental interruption insurance, as Landlord may deem reasonably necessary, and may contain an endorsement naming Landlord's mortgagee as loss payee, as its interests may appear.

     (e) At all times after the Commencement Date, Landlord shall maintain in force, at its sole cost and expense (but subject to reimbursement as Direct Operating Expenses), a policy or policies of comprehensive general liability insurance, including personal injury and property damage, in the amount of Two Million and No/100 Dollars ($2,000,000.00) for property damage and Three Million and No/100 Dollars ($3,000,000.00) for personal injuries or deaths of persons occurring or about the Property.

11.  Waiver of Subrogation.

     Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other tenants or occupants of the remainder of the Building in which the Premises are located. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to coverage thereunder.

12.  Service and Utilities.

     (a) Landlord shall maintain the public and common areas of the Building, including lobbies, stairs, elevators, parking areas, sidewalks, landscaping, corridors and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure itself, in good order and condition consistent with comparable first class office buildings in the immediate market area, except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant's expense. In the event Tenant requires or needs to have one or more separate systems of either heating, ventilating, air conditioning or other similar system over and above that provided by Landlord, the installation, care, expenses and maintenance of each such system shall be borne by and paid for by Tenant.

     (b) Provided the Tenant shall not be in default hereunder, and subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord agrees to furnish to the Premises during ordinary business hours (being 8:00 a.m. to 6:00 p.m. Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday) of generally recognized business days, to be determined by Landlord (but exclusive, in any event, of Sundays and legal holidays), heat and air-conditioning which are, in Landlord's reasonable judgment, consistent with comparable first class office buildings in the immediate market area, replacement of bulbs for building standard fluorescent lights and non-building standard lights, provided Tenant stocks the bulbs for all of Tenant's non-building standard lights, janitorial services during the times and in the manner that such services are, in Landlord's reasonable judgement, customarily furnished in comparable first class office buildings in the immediate market area, and elevator service.

    Landlord shall use reasonable efforts to provide additional or after-hours heating or air-conditioning, but if Landlord elects to provide such series at Tenant's request, Tenant shall pay to Landlord a reasonable charge for such services as determined from time to time by Landlord. Tenant also agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of said heating, ventilating, and air-conditioning system and to comply with all laws, ordinances and regulations respecting the conservation of energy. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air-conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of electricity and/or water therefor, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord agrees to furnish to the Premises electricity for general office purposes and water for lavatory and drinking purposes, subject to the provisions of subparagraph 12(c) below. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises, but Landlord will exercise due diligence to furnish uninterrupted service.

    (c) Tenant will not without the written consent of Landlord use any apparatus or device in the Premises, including without limitation, electronic data processing machines, computers, and machines using excess lighting or current which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purpose of using electricity current or water. If Tenant in Landlord's judgment shall require water or electric current or any other resource in excess of that usually furnished or supplied for use of the Premises as general office space (it being understood that such an excess may result from the number of fixtures, apparatus and devices in use, the nature of such fixtures, apparatus and devices, the hours of use, or any combination of such factors), Tenant shall first procure the consent of Landlord, which Landlord may refuse, to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed for any such other use. The cost of any such meters, and of installation, maintenance, and repair thereof shall be paid for by Tenant, and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water, electric current or resource consumed, as shown by said meters, as the rates charged for such resource, plus any additional expense incurred in keeping account of the water, electric current or other resource so consumed. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, not shall the rental herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services, (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or to the Building, (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service utility whatsoever serving the Premise or the Building. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resources consumption.

    (d) Any sums payable under this Paragraph 12 shall be considered additional rent and may be added to any installment of rent thereafter becoming due, and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of rent.

    (e) Tenant shall not provide any janitorial services without Landlord's written consent and then only subject to supervision of Landlord and by a janitorial contractor or employees at all times satisfactory to Landlord. Any such services provided by Tenant shall be at Tenant's sole risk and responsibility.

13. Estoppel Certificate.

    Within ten (10) days following the Commencement Date or any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a certificate substantially in the form attached hereto as Exhibit "D"
                                                                    -----------
and made a part thereof, indicating thereon any exceptions thereto which may exist at that time. Failure of Tenant to execute and deliver such certificate shall at Landlord's option constitute a default hereunder or constitute an acceptance of the Premises and acknowledgement by Tenant that the statements included in Exhibit "D" are true and correct without exception. Landlord and
            -----------
Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by Landlord or by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein or anyone to whom Landlord may provide said certificate.

14. Holding Over.

    Tenant will, at the termination of this Lease by lapse or time or otherwise, yield up immediate possession to Landlord. If Tenant retains possession of the Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes any one of (i) creation of a month to month tenancy, upon the terms and conditions set forth in this Lease, or (ii) creation of a tenancy of sufferance, in any case upon the terms and conditions set forth in this Lease; provided, however, that the monthly rental (or daily rental under (ii)) shall, in addition to all other sums are to be paid by Tenant hereunder, whether or not as additional rent, be equal to one hundred fifty percent (150%) of the rental being paid monthly to Landlord under this Lease immediately prior to such termination (prorated in the case of (ii) on the basis of a 365 day year for each day Tenant remains in possession). If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent in the preceding sentence. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of reentry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed.

15.  Subordination.

     Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to the lien or interest of any mortgage or deed to secure debt which may now exist or hereafter be executed in any amount for which said Building, land, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such liens or interests of mortgages or deeds to secure debt to this Lease. In the event that any mortgage or deed to secure debt is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant agrees to execute such non-disturbance and attornment agreements as the holder of any mortgage or deed to secure debt on the Building may reasonably require. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to the lien of any such mortgage or deed to secure debt.

16.  Entry By Landlord.

     Landlord reserves and shall at all times have the right, after delivering verbal notice to Tenant (which shall be given by direct conversation or message to Tenant's chief financial officer or corporate counsel provided they maintain offices within the Premises) at least twenty-four (24) hours in advance of Landlord's entry (except in the case of an emergency or the supplying by Landlord of janitorial and other routine services, in which case no advance notice shall be necessary), to enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to show said Premises to prospective purchasers, mortgagees or tenants (but only during the last nine (9) months of the Lease Term as to prospective tenants), to post notices of nonresponsibility, and to alter, improve, or repair the Premises and any portion of the Building of which the Premises are a part or to which access is conveniently made through the Premises, without abatement of rent, and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waves any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors, in, upon, and about the Premises, and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passage ways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building is commonly known.

17. Insolvency or Bankruptcy.

    The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, shall at Landlord's option constitute a breach of this Lease by Tenant. Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

18.  Default and Remedies.

     The following events shall be deemed to be events of default by Tenant under this Lease:

     (a) Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord hereunder, whether such sum be any installment of the rent herein reserved, any other amount treated as additional rent hereunder, or any other payment or reimbursement to Landlord required herein, whether or not treated as additional rent hereunder, and such failure shall continue for a period of five (5) days from the date such payment was due; provided, however, that with respect to the first occurrence of a failure to pay during any consecutive twelve (12) month period during the Lease Term, such failure shall not constitute an event of default under this Lease unless such failure shall continue for a period of five (5) days after written notice from Landlord to Tenant of such failure; or

     (b) Tenant shall fail to comply with any term, provision or covenant of this Lease other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, and shall not cure such failure within (i) twelve (12) hours after written notice to Tenant if the failure involves a condition hazardous or dangerous to life or property or (ii) twenty
(20) days after written notice to Tenant in the case of any other failure (or, in the event the failure cannot reasonably be cured within said twenty (20)-day period, and provided Tenant commences such cure within said twenty (20)-day period and thereafter diligently pursues such cure to completion, within such reasonable period of time (not to exceed ninety (90) days) necessary to cure such failure); or

     (c) Tenant shall abandon or vacate any substantial portion of the Premises for at least thirty (30) consecutive days; or

     (d) Tenant shall create or allow to be created in or about the demised Premises any condition or circumstance constituting a hazard to people or property, a nuisance, a trespass, or other condition offensive to Landlord or others, whether or not such condition or circumstance rises to the level of a civil or criminal law violation or action; or

     (e) Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only;

     (f) If, in spite of the provisions hereof, the interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such default shall continue for ten (10) days after written notice thereof to Tenant; or

     (g) Tenant shall assign, sublet or transfer its interest hereunder in violation of this Agreement.

     Upon the occurrence of any such events of default described in this paragraph or elsewhere in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

     (aa) Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease.

     (bb) Upon any termination of this lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess the Premises and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom; Tenant hereby waiving any right to claim damage for such reentry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law.

     (cc) Upon termination of this Lease, whether by lapse of time, by or in connection with a dispossessory proceeding or otherwise, Landlord shall be entitled to recover as Landlord's actual accrued damages, all rent, including any amount treated as additional rent hereunder, and other sums due and payable by Tenant on the date of termination, plus, as Landlord's liquidated damages for the balance of the stated term hereof and not as a forfeiture or penalty, the sum of: (i) an amount equal to the then present value of the rent, including any amounts treated as additional rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the Premises for such residue (taking into account the time and expenses necessary to obtain a replacement tenant or tenants, including expenses hereinafter described in subparagraph (dd)(ii) relating to recovery of the Premises, preparation for reletting and for reletting itself), and (ii) the cost of performing any other covenants which would have otherwise been performed by Tenant.

     (dd) (i) Upon termination of the Lease or Tenant's right to possession of the demised Premises, regardless of whether such termination occurs as a result of a dispossessory proceeding, distraint proceeding, exercise of right of termination, re-entry, lease expiration or otherwise, Tenant shall remain liable for payment of all rent thereafter accruing and for performance of all obligations thereafter performable under this Lease. Landlord may, at Landlord's option, enter the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in subparagraph
(bb) above, without such entry and possession releasing Tenant from any obligation, including Tenant's obligation to pay rent, including any amounts treated as additional rent, hereunder for the full term of the Lease.

               (ii) Landlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Landlord in its sole discretion shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character and use made of the Premises) and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses for reletting, including, without limitation, any broker's commission incurred by Landlord. If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all rent, including any amounts treated as additional rent hereunder and other sums reserved in this Lease for the remaining term hereof, together with the costs of repairs, alterations, additions, redecorating, and Lessor's expenses of reletting and the collection of the rent accruing therefrom (including attorneys' fees and broker's commissions), Tenant shall pay to Landlord, as Landlord's liquidated damages and not as a forfeiture or penalty, the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover any sums falling due under this section from time to time.

     (ee) Landlord may, at Landlord's option, enter into and upon the Premises, with or without process of law, if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder, and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom, and Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease.

     (ff) Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

     Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or available in equity (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay reasonable attorneys' fees so incurred.

     Without limiting the foregoing, to the extent permitted by law, Tenant hereby: (i) appoints and designates the Premises as a proper place for service of process upon Tenant, and agrees that service of process upon any person in a managerial capacity employed by Tenant upon the Premises shall constitute personal service of such process upon Tenant (provided, however, Landlord does not hereby waive the right to serve Tenant with process by any other lawful means); (ii) expressly waives any right to trial by jury; and (iii) expressly waives the service of any notice under any existing or future law of the State of Georgia applicable to landlords and tenants.

19.  Damage by Fire, Etc.

     (a) If the Building, improvements, or Premises are rendered partially or wholly untenantable by fire or other casualty, and if such damage cannot, in Landlord's reasonable estimation, be materially restored within ninety (90) days of such damage, then Landlord may, at its sole option, terminate this Lease as of the date of such fire or casualty. Landlord shall exercise its option provided herein by written notice to Tenant within sixty (60) days of such fire or other casualty. For purposes hereof, the Building, improvements, or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was then being used.

     (b) If this Lease is not terminated pursuant to Paragraph 19(a), then to the extent of available insurance proceeds, Landlord shall proceed with all due diligence to repair and restore the Building, improvements or Premises, as the case may be (except that Landlord may elect not to rebuild if such damage occurs during the last year of the term of this Lease exclusive of any option which is unexercised at the date of such damage).

     (c) If this Lease shall be terminated pursuant to this Paragraph 19, the term of this Lease shall end on the date of such damage as if that date had been originally fixed in this Lease for the expiration of the term hereof. If this Lease shall not be terminated by Landlord pursuant to this Paragraph 19 and if the Premises is untenantable in whole or in part following such damage, the rent payable during the period in which the Premises is untenantable shall abate with respect to the untenantable portion of the Premises from the date of the casualty until the date of restoration. In the event that (a) Landlord shall fail to complete such repairs and material restoration within one hundred fifty
(150) days after the date of such damage, or (b) Landlord notifies Tenant, after Tenant's request, that such repairs and restoration cannot, in Landlord's determination, be materially restored within one hundred fifty (150) days after the date of such damage, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the term hereof; provided, however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortage, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

     In no event shall Landlord be required to rebuild, repair or replace any part of the partitions, fixtures, additions or other improvements which may have been placed in or about the Premises by Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control except that Landlord's insurance may be subject to control by (i) the holder or holders of any indebtedness secured by a mortgage or deed to secure debt covering any interest of Landlord in the Premises, the Building, or the Property, and/or (ii) the ground lessor of any portion of the Property.

     (d) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed to secure debt covering the Premises, Building or Property, or the ground lessor of the Property, requires that any insurance proceeds be paid to it, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such person, whereupon the Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the term.

     (e) In the event of any damage or destruction to the Building or the Premises by any peril covered by the provisions of this Paragraph 19, Tenant shall, upon notice from Landlord, remove forthwith, at its sole cost and expense, such portion or all of the property belonging to Tenant or its licensees from such portion or all of the Building or the Premises as Landlord shall request and Tenant hereby indemnifies, defends and holds Landlord harmless from any loss, liability, costs, and expenses, including attorneys' fees, arising out of any claim of damage or injury as a result of such removal and any alleged failure to properly secure the Premises prior to such removal.

20.  Condemnation.

     (a) If any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall terminate effective when the physical taking shall occur in the same manner as if the date of such taking were the date originally fixed in this Lease for the expiration of the term hereof. As used herein, "substantial part" shall mean more than twenty percent (20%).

     (b) If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced in proportion to the square feet of the Premises taken and Landlord shall undertake to restore the Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all circumstances.

     (c) Tenant shall not share in any condemnation award or payment in lieu thereof or in any award for damages resulting from any grade change of adjacent streets, the same being hereby assigned to Landlord by Tenant; provided, however, that Tenant may separately claim and receive from the condemning authority, if legally payable, compensation for Tenant's removal and relocation costs and for Tenant's loss of business and/or business interruption.

     (d) Notwithstanding anything to the contrary contained in this paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the term of this Lease, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all rent payable hereunder by Tenant during the term of this Lease; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the term of this Lease, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the term of this Lease.

21.  Sale by Landlord.

     In the event of a sale or conveyance by Landlord of the building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Tenant agrees to attorn to the purchaser or assignee in any such sale.

22.  Right of Landlord to Perform.

     All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to perform any acts, covenants or agreements to be performed by Tenant under any of the terms of this Lease or to pay any sum of money, other than rent, required to be paid by it hereunder, and such failure shall continue for (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act, covenant or agreement on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord or costs related to Landlord's performance of such acts, covenants or agreements and all necessary incidental costs, together with interest thereon at the Agreed Interest Rate as defined in Paragraph 8 hereof from the date of such payment by Landlord, shall be payable as additional rent to Landlord on demand, and Tenant covenants to pay any such sums, and Landlord shall have, in addition to any other right or remedy of the Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

23.  Surrender of Premises.

     (a) At the end of the Lease Term or any renewal thereof or other sooner termination of this Lease, the Tenant will peaceably deliver up to the Landlord possession of the Premises, together with all improvements, alterations or additions upon or belonging to the same, by whomsoever made, in the same condition as received, or first installed, ordinary wear and tear, damage by fire, earthquake, act of God, or the elements alone expected. Tenant shall, upon the termination of this Lease, remove all movable furniture, equipment and computer and telephone cables belonging to Tenant, at Tenant's sole cost, title to which shall be in name of Tenant until such termination, repairing any damage caused by such removal. Property not so removed shall be deemed abandoned by the Tenant, and title to the same shall thereupon pass to Landlord. Unless otherwise agreed to in writing by Landlord, Tenant shall remove, at Tenant's sole cost, any or all permanent improvements or additions to the Premises installed by or at the expenses of Tenant (provided, however, that Landlord made such removal a condition of Landlord's consent at the time Tenant requested and Landlord granted Landlord's prior written approval of same), and all movable furniture, equipment and computer and telephone cables belonging to Tenant which may be left by Tenant and repair any damage resulting from such removal.

     (b) The voluntary or other surrender of this lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it or any or all such subleases or subtenancies.

24.  Waiver.

     If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

25.  Notices.

     Whenever any notice, demand or request is required or permitted hereunder, such notice, demand or request shall be hand-delivered in person, by reputable courier service or sent by United States Mail, registered, postage prepaid, to the addresses set forth below:

               If to Landlord:  Affiliated Equities Real Estate Limited
                                Partnership
                                c/o GMH Management, Inc.
                                River Ridge
                                9040 Roswell Road
                                Suite 310
                                Atlanta, Georgia 30350

               If to Tenant:    Accord Networks, Inc.
                                River Ridge
                                9040 Roswell Road
                                Suite 450
                                Atlanta, Georgia 30350

     Any notice, demand or request which shall be served upon either of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notices, demands or requests are hand-delivered in person or (ii) on the third day after the mailing of such notices, demands or requests in accordance with the preceding portion of this paragraph.

     Either Landlord or Tenant shall have the right from time to time to designate by written notice to the other party such other places in the United States as Landlord or Tenant may desire written notice to be delivered or sent in accordance herewith; provided, however, at no time shall either party be required to send more than an original and two copies of any such notice, demand or request required or permitted hereunder.

26.  Certain Rights Reserved to the Landlord.

     Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

     (a)  To change the name of the Building;

     (b) To designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies, lamps and bulbs used in the Premises;

     (c)  To retain at all times pass keys to the Premises;

     (d) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building;

     (e) To close the Building after regular working hours and on legal holidays subject, however, to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building register and provide sufficient forms of identification to a watchman and that said persons establish their right to enter or leave the Building; and

     (f) To take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or the Building, and identification and admittance procedures for access to the Building as may be necessary or desirable for the safety, protection, preservation or security of the Premises or the Building or Landlord's interest, or as may be necessary or desirable in the operation of the Building.

     Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant and without abatement of rent or affecting any of Tenant's obligations hereunder.

27.  Successors and Assigns.

     Subject to the provisions of Paragraph 9 hereof, the terms, covenants, and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

28.  Attorney's.

     In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the Part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to reasonable attorneys' fees to be fixed by the Court in such action or proceeding.

29.  Authority.

     If Tenant signs a corporation, partnership, limited liability company or limited liability partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in Georgia, that Tenant has full right and authority to enter into this Lease, and that each both of the persons signing on behalf of Tenant were authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

30.  Mortgage Approvals.

     Any provisions of this Lease requiring the approval or consent of Landlord shall not be deemed to have been unreasonably withheld if any mortgagee (which shall include the holder of any deed to secure debt) of the Premises, Building or Property or any portion thereof shall refuse or withhold its approval or consent thereto. Any requirement of Landlord pursuant to this Lease which is imposed pursuant to the direction of any such mortgagee shall be deemed to have been reasonably imposed by Landlord if made in good faith.

31.  Miscellaneous.

     (a) The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit, or describe the scope or intent of any provision of this Lease. The term "Landlord" as used in this Lease shall include the Landlord, its successors and assigns. In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof.

     (b) Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the State of Georgia. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument by the parties hereto.

     (c) All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term at this Lease shall survive the expiration or earlier termination of the term hereof.

     (d) If any clause, phrase, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not effect, impair or render invalid or unenforceable the remainder of this Lease or any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.

     (e) Whenever a period of time is herein prescribed for action to be taken by Landlord, the Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to Force Majeure Matters.

32.  Landlord's Lien.

     [INTENTIONALLY OMITTED]

33.  Quiet Enjoyment.

     Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. In the event this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases. Landlord shall not be liable for any interference, nuisance or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference, nuisance or disturbance.

34.  Landlord's Liability.

     In no event shall Landlord's liability for any breach of this Lease exceed the amount of rental then remaining unpaid for the then current term (exclusive of any renewal periods which have not then actually commenced). This provision is not intended to be a measure or agreed amount of Landlord's liability with respect to any particular breach, and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord hereunder, except only as a maximum amount not to be exceeded in any event. Furthermore, any liability of Landlord hereunder shall be enforceable only out of the interest of Landlord in the Building and the Property and in no event out of the separate assets of Landlord or any shareholder or partner of Landlord.

35.  Right to Relocate.

     Landlord reserves the right to relocate Tenant during the term of this Lease or any renewal hereof, to similar quality office space within the Building; provided, however, that in any such relocation, Landlord shall be required to also relocate Tenant from any other space on the fourth floor of the Building occupied by Tenant, so that the Premises and such other space continue to be continguous. If Landlord exercise this right to relocate Tenant, then any and all costs incident to said relocation shall be the responsibility of the Landlord; said costs to be determined prior to the relocation of Tenant.

36.  No Estate.

     This contract shall create the relationship of Landlord and Tenant, and no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale and not assignable by Tenant, except as provided for herein and in compliance herewith.

37.  Lease Effective Date.

     Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

38.  Rules and Regulations.

     (a) Tenant shall faithfully observe and comply with the rules and regulations printed on or annexed to this Lease as Exhibit "E" which is attached
                                                   -----------
hereto and made a part hereof and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall supply Tenant with any changes or amendments to said rules. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any said rules and regulations. Tenant will be responsible for causing its employees, customers, subtenants, licensees, invitees, agents, concessionaires and contractors to comply with all such rules and regulations. Landlord shall not enforce such rules and regulations in a discriminatory manner.

     (b) Tenant acknowledges and agrees that Landlord may insist upon compliance with and enforce the rules and regulations as well as any laws, statues, ordinances or governmental rules or regulations as mentioned in Paragraph 5 above, and may, pursuant to the Georgia Criminal Trespass Statue (Official Code of Georgia Annotated, Section 16-7-21), prohibit any person including any of Tenant's employees, agents, customers, licensees, guests, invitees, concessionaires, or contractors from entering or remaining upon all or any portion of the Building, including the Premises, or any other portion of the Project, if Landlord determines in its sole discretion that said person has not complied with any law, ordinance, rule or regulation or poses a threat to the safety, welfare or health of any person or to the maintenance or orderliness of the administration of the Building. Tenant further agrees that it shall not interfere with or object to Landlord's enforcement of any such laws, ordinances, rules and regulations including Official Code of Georgia Annotated, Section 16-7-21 or any similar statue.

39.  Special Stipulations.

     Special Stipulations to this Lease are set forth on Exhibit "F" attached
                                                         -----------
hereto and made a part hereof. In the event of any conflict between any provision set forth set forth in Exhibit "F" and any provision contained
                                 -----------
elsewhere in this Lease, the former in all events shall supersede, prevail and control.

40.  Guaranty.

     [INTENTIONALLY OMITTED]

41.  Brokerage Commissions.

     Tenant represents that Tenant has not engaged or worked with any real estate brokers or agents other than The Wesley Company and ICON Commercial Interests (collectively, "Broker") in connection with this Lease for the Premises. Tenant shall indemnify and hold harmless Landlord and Landlord's agents from and against any and all claims for commissions or other compensation, and any liabilities, damages and costs relating thereto, that may be asserted by any person or entity other than Broker to the extent that Tenant has engaged such person or such claim results from any action of Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

                              LANDLORD:

                              AFFILIATED EQUITITES REAL ESTATE
                              LIMITED PARTNERSHIP, a Delaware limited partnership


                              By: GH Equities, Inc., a Delaware corporation, its General Partner


                                   By:  /s/ Michael J. Maher
                                        -------------------------------------
                                        Name: Michael J. Maher
                                              -------------------------------
                                        Title: ASST SEC.
                                               ------------------------------


                              TENANT:


                              ACCORD NETWORKS, INC., a Georgia
                              corporation


                              By:  /s/ Jules DeVigne
                                   -------------------------------------
                                   Name: Jules DeVigne
                                         -------------------------------
                                   Title: CEO
                                          ------------------------------


                              By:  /s/ Adam Vexler
                                   -------------------------------------
                                   Name: Adam Vexler
                                         -------------------------------
                                   Title: Corporate Counsel
                                          ------------------------------

                                          (CORPORATE SEAL)

                                  EXHIBIT "A"
                                  ----------


   [Floor plan of leased premises in Suites 430 and 45O, River Ridge office building, 9040 Roswell Road, Atlanta, Georgia appears here.]

                                  EXHIBIT "B"

                               LEGAL DESCRIPTION
                               -----------------

All that tract, or parcel, of land in land lots 367, 368, 371, and 372, sixth district, Fulton County, Georgia being more particularly described as follows:

Beginning at the corner common to land lots 367, 368, 371, and 372, proceed in an easterly direction along the southern boundary lines of L.L. 372 plus or minus 417.0 feet to a point. Said point on the western right of way of U.S. Highway 19 (Roswell Road) being the true of beginning.

Thence from said point of beginning S 02 degrees 20 feet 28 inches W, 516.95 feet to a point; Thence N 86 degrees 17 feet 25 inches W, 15.00 feet to a point; thence S 04 degrees 38 feet 38 inches W, 351.98 feet to a point; thence S 84 degrees 29 feet 19 inches E, 15.00 feet to a point; thence S 05 degrees 40 feet 27 inches W, 38.50 feet to a point; thence S 05 degrees 40 feet 27 inches W,
254.86 feet to a point; thence N 72 degrees 07 feet 57 inches W 222.72 feet to a point; thence N 53 degrees 48 feet 02 inches W, 599.45 feet to a point; thence N 42 degrees 38 feet 02 inches W, 188.30 feet to a point; thence N 02 degrees 18 feet 02 inches W, 671.72 feet to a point; thence N 79 degrees 28 feet 17 inches E, 258.92 feet to a point; thence N 70 degrees 03 feet 05 inches E, 490.35 feet to a point; thence N 87 degrees 41 feet 44 inches E, 220.01 feet to a point; thence S 01 degrees 15 feet 07 inches W, 295.85 feet to a point, said point being the true point of beginning. That tract thus described consists of 23.07 Acres.

                                  EXHIBIT "C"

                             WORK LETTER AGREEMENT
                             ---------------------

1.  IMPROVEMENTS

     Landlord shall furnish and install substantially in accordance with the plans and specifications approved by Landlord and Tenant as hereinafter provided, partitions, doors, lighting fixtures, acoustical ceiling floor coverings, electrical outlets, telephone outlets, air conditioning, fire sprinklers, life safety devices, signage, wall finishes, and construction clean up. Landlord shall cause to be prepared all architectural plans and specifications and other structural, mechanical and electrical engineering plans and specifications (the "Plans"), as it deems necessary to accomplish the work described in this paragraph and which is normally performed by the construction trades. The cost of such improvements and Plans shall be borne as provided below.

2.  IMPROVEMENT COSTS TO BE PAID BY LANDLORD

     Landlord shall provide to Tenant a "Tenant Allowance" to undertake all or part of the improvements which Tenant desires to have made to the Premises. The Tenant Allowance shall be the actual cost of said improvements to a limit of (not to exceed) Five Thousand and No/100 Dollars ($5,000.00).

3.  IMPROVEMENTS COSTS TO BE PAID BY TENANT

     Any improvement costs in excess of the Tenant Allowance provided by Landlord in Paragraph 2 above, including but not limited to design fees, architectural and engineering fees, construction costs, permit fees, changes in the work due to unforeseen conditions, or changes directed by any governmental officials or authorities, shall be paid by Tenant to Landlord ("Tenant's Share"), one half (1/2) upon commencement of the construction and one half (1/2) upon completion of the construction. Landlord agrees to disburse the Tenant Allowance and the Tenant's Share (to the extent deposited by Tenant with Landlord) to pay the improvement costs as and when the same become due and payable. Landlord shall be entitled to rely on the accuracy of any and all invoices and fee statements for labor and materials performed on or furnished to the Premises in connection with the tenant improvement and rely, to the extent submitted, on any and all certifications as to tenant improvement costs submitted by Landlord's contractor and/or Landlord's architect. Tenant does hereby release Landlord from any claims which may result from Landlord's paying an inaccurate invoice, fee statement or the like, provided that such payment is made in good faith and in reliance upon fee statements received by Landlord with respect to the improvements. Should Tenant request any modifications to the work which has already been completed under this agreement, Tenant shall pay one half (1/2) upon commencement of the modifications and one half (1/2) upon completion of the modifications. Any delay in Landlord's delivery of possession of the Premises to Tenant as a result of any changes by Tenant to the Plans agreed upon pursuant to paragraph 4 below shall not serve to extend the Commencement Date of the Lease or relieve Tenant of any obligations under the Lease (including the obligation to pay rent beginning on the Commencement Date). Failure by Tenant to pay its share of the improvement costs hereunder will constitute an event of default by Tenant under the Lease, and Landlord shall have all of the remedies available to it under the Lease and at law or in equity.

4.  PLANNING SCHEDULE AND APPROVAL OF COST

     (a) Landlord and Tenant shall diligently pursue the preparation of the plans and specifications (the "Plans"). Tenant, at its expense, shall provide Landlord or Landlord's architect with instructions sufficient for preparation of the Plans no later than January 14, 2000. Failure of Tenant to provide said instructions by the date specified above shall not serve to extend the Commencement Date of the Lease.

     (b) After receipt of Tenant's instructions, Landlord shall cause the Plans to be prepared in conformance with Landlord's requirements and all applicable codes, ordinances and laws. The Plans shall specify materials and details of equal or better quality to Landlord's building standard. The Plans shall be subject to the approval of Landlord and any governmental officials or authorities having jurisdiction. Landlord shall submit said Plans to Tenant for approval within ten (10) business days after receiving all required information from Tenant, and Tenant shall have five (5) calendar days after Tenant's receipt of the Plans to resubmit said Plans to Landlord with Tenant's approval or comments. Failure of Tenant to respond to the Plans within five (5) calendar days of receipt shall not serve to extend the Commencement Date of the Lease.

     (c) After the Plans are approved by Landlord and Tenant, Landlord shall obtain from Landlord's contractor a price quotation for the tenant improvements, and shall submit the same to Tenant for approval. Upon written approval of such price by Tenant, Landlord and Tenant shall be deemed to have given final approval to the Plans on the basis of which the quotation was made, and Landlord shall be authorized to proceed with the improvements of the Premises in accordance with such Plans. If Tenant disapproves such price, or fails to approve or disapprove such price within five (5) calendar days after submission thereof by Landlord, Landlord shall not be obligated to proceed with any improvement of the Premises until such time as Landlord and Tenant approve a price for Tenant's work.

     (d) Tenant shall bear the cost of any changes in the work requested by Tenant after final approval of Plans under Paragraph 4(c) above.

5.   FORCE MAJEURE

     Landlord and Tenant agree that Landlord may be delayed in the completion of construction of improvements to the Premises due to acts of God, civil strife, riots, strike, governmental action (not caused by Tenant or Landlord) shortages of equipment or supplies, or other matters beyond the reasonable control of Landlord (a "Force Majeure Matter"), and Landlord shall not be in default hereunder or liable to Tenant in the event of a delay in the completion of improvements to the Premises due to a Force Majeure matter.

6.   TENANT'S WORK

     All work within the scope of the normal construction trades employed in the Building, including, but not limited to, furnishing and installing of telephones cable, data equipment and cable, furniture, and office equipment, shall be furnished and installed by Tenant at Tenant's expense. Tenant shall adopt a work schedule in conformance with the schedule of Landlord's contractors and conduct its work in such a manner as to maintain harmonious labor relations and as not to interfere unreasonably with or delay the work of Landlord's contractors. Tenant's contractors, subcontractors, and labor shall be acceptable to and approved by Landlord and shall be subject to the administrative supervision of the Landlord as it may require to maintain building standard quality or construction schedule. Tenant shall use its best efforts to ensure that Tenant's contractors, subcontractors, and laborers follow the administrative supervision of Landlord and conform in all ways to the Landlord's Rules and Regulations. If Tenant's contractors fail to conform to Landlord's administrative supervision or Landlord's Rules and Regulations and in doing so damage the Premises or the common areas of the building, Tenant shall be responsible for the cost to repair such damage. Landlord shall give access and entry to the Premises to Tenant and its contractors and reasonable opportunity and time and reasonable use of facilities to enable Tenant to adapt the Premises for Tenant's use; provided, however, that if such entry is prior to the Commencement Date, such entry shall be subject to all terms and conditions of the Lease except the payment of rent.

                                  EXHIBIT "D"

                       TENANT LEASE ESTOPPEL CERTIFICATE
                       ---------------------------------


Landlord:   Affiliated Equities Real Estate Limited Partnership
--------

Tenant:
------      _____________________________________________

Premises:
--------    _____________________________________________

Area:
----        _________________________Sq.Ft.                   Lease Date:_______


     The undersigned Tenant under the above-referenced lease (the "Lease") hereby ratifies the Lease and certifies to Affiliated Equities Real Estate Limited Partnership ("Landlord") as owner of the real property of which the premises demised under the Lease (the "Premises") is a part, as follows:

     1. That the term of the Lease commenced on _________, 20__ and the Tenant is in full and complete possession of the Premises demised under the Lease and has commenced full occupancy and use of the Premises, such possession having been delivered by Landlord and having been accepted by the Tenant.

     2. That the Lease calls for monthly rent installments of $___________ to date and that the Tenant is paying monthly installments of rent of $___________ which commenced to accrue on the _____ day of _________, 20__.

     3. That no advance rental or other payment has been made in connection with the Lease, except rental for the current month. There is no "free rent" or other concession under the remaining term of the Lease, and the rent has been paid to and including ______________, 20__.

     4. That a security deposit in the amount of $____________ is being held by Landlord, which amount is not subject to any set off or reduction or to any increase for interest or other credit due to Tenant.

     5. That all obligations and conditions under said Lease to be performed to date by Landlord or Tenant have been satisfied, free of defenses and set-offs including all construction work in the Premises.

     6. That the Lease is a valid lease and in full force and effect and represents the entire agreement between the parties; that there is no existing default on the part of Landlord or the Tenant in any of the terms and conditions thereof and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default; and that said Lease has:
(Initial One)

          (      )       not been amended, modified, supplemented, extended,
                         renewed or assigned.

          (      )       been amended, modified, supplemented, extended, renewed
                         or assigned as follows by the following described agreements:


                         ________________________________________________

                         ________________________________________________

                         ________________________________________________

                         ________________________________________________

     7. That the Lease provides for a primary term of ______ months; the term of the Lease expires on the ____ day of ____________, 20__; and that: (Initial
One)

          (      )       neither the Lease nor any of the documents listed in
                         Paragraph 6 (if any), contain an option for any additional term or terms.

          (      )       the Lease and/or the documents listed under Paragraph
                         6, above, contain an option for _____________ additional term(s) of _______ year(s) and _____________ month(s) (each) at a rent to be determined as follows:

                         ________________________________________________

                         ________________________________________________

                         ________________________________________________


     8. That Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease, either orally or in writing, nor has Landlord provided financing for, made loans or advances to, or invested in the business of Tenant.

     9. That, to the best of Tenant's knowledge, there is no apparent or likely contamination of the real property or the Premises by hazardous materials, and Tenant does not use, nor has Tenant disposed of, hazardous materials in violation of environmental laws on the real property or the Premises.

     10. That there are no actions, voluntary or involuntary, pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

     11. That this certification is made knowing that Landlord is relying upon the representations herein made.


                                             Tenant:

                                             ___________________________________

Dated: ____________________                  By:  ______________________________
                                                  Typed Name:___________________
                                                  Title:________________________

                                  EXHIBIT "E"

                             RULES AND REGULATIONS
                             ---------------------

1. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by Tenants or used by them for any purpose other than for ingress and egress from their respective Premises. The halls, passages, exits, entrances, elevators, and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of such Tenant's business unless such persons are engaged in illegal activities. No Tenant, and no employees or invitees of any Tenant, shall go upon the roof of the Building, except as authorized by the Landlord.

2. No sign, placard, picture, name, advertisement, notice or other such item visible from the exterior of Premises shall be inscribed, painted, illuminated, affixed, installed or otherwise displayed by any Tenant either on its Premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, notice or other such item without notice to and at the expense of Tenant. All approved signs or lettering on doors and walls shall be printed, painted, affixed and inscribed at the expense of the Tenant by a person approved by Landlord.

3. The directory of the Building will be provided exclusively for the display of the name and location of Tenants only.

4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on any Premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which might appear unsightly from outside Tenant's Premises.

5. Landlord reserves the right to exclude from the Building between the hours of 6 pm and 8 am on Monday through Friday and at all hours on Saturdays, Sundays, and holidays all persons who are not Tenants or their accompanied guests in the Building. Each Tenant shall be responsible for all persons for whom it allows to enter the Building and shall be liable to Landlord for all acts of such persons.

     Landlord shall in no case be liable for damages for error with regard to the admission to or exclusion from the Building of any person.

     During the continuance of any invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building by closing and/or locking the doors, or otherwise, for the safety of Tenants and protection of the Building and property in the Building.

6. No Tenant shall employ any person or persons for the purpose of cleaning Premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning same. No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness of the Premises. Landlord shall in no way be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person.

7. No Tenant shall obtain or maintain for use upon its Premises or the Building coin-operated or other vending machines in its Premises or in the Building except from persons authorized by Landlord.

8. Each Tenant shall see that all doors of its Premises are closed and securely locked and must observe strict care and caution that all water faucets, water apparatus, coffee makers and any other electrical appliances or equipment are entirely shut off before the Tenant or its employees leave such Premises, and that all utilities shall likewise be carefully shut off so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other Tenants or occupants of the Building of Landlord. On multiple tenancy floors, all Tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

9. As more specifically provided in the Tenant's Lease of the Premises, Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning, and shall refrain from attempting to adjust any controls.

10. No Tenant shall alter any lock or access device or install a new or additional lock or access device or any bolt on any door of its Premises without the prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

11. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever, including, but not limited to, coffee grounds shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant, who, or whose employees or invitees, shall have caused it.

12. No Tenant shall use or keep in its Premises or the Building any keorsene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office equipment. No tenant shall use any method of heating or air-conditioning other than that supplied by Landlord. In the event flammable or combustible fluids or materials are permitted by Landlord in the Premises, these materials must be maintained and secured so as to comply with all laws, rules and regulations governing such materials, including but not limited to, all fire codes.

13. No Tenant shall use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance or permit or suffer such Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, orders and/or vibrations or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be brought or kept in or about any Premises of the Building.

14. No cooking shall be done or permitted by any Tenant on its Premises without the consent of Landlord (except that use by the Tenant of Underwriters' Laboratory approved microwave ovens and equipment for the preparation of coffee, tee, hot chocolate and similar beverages for Tenants and their employees shall be permitted, provided that such equipment and use is in accordance with applicable federal, state and city laws, codes, ordinances, rules and regulations) nor shall Premises be used for lodging.

15. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

16. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes or other office equipment affixed to all Premises shall be subject to the written approval of Landlord. In no event shall Tenant install or modify any wires, equipment or other facilities in telephone or electrical rooms or in other areas outside of the Premises without the prior written approval of Landlord.

17. No Tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls or the roof of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

18. No furniture, freight, equipment, material, supplies, packages, merchandise or other property will be received in the Building or carried up or down the elevators except between such hours and in such elevators as shall be designated by Landlord. In the event Landlord permits use of the Building's loading dock and/or elevators after normal Building hours, then Landlord shall have the right to impose reasonable charges on Tenant for such use. Landlord shall have the right to prescribe the weight, size and position of all safes, furniture, files, bookcases or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

     Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

19. No Tenant shall place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.

20. There shall not be used in any space, or in the public areas of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any Tenant into or kept in or about the Premises.

21. Each Tenant shall store all its trash and garbage within the interior of its Premises. No materials shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in this area without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord may designate. Tenant shall comply with all recycling programs or requirements imposed by applicable governmental entities or reasonably imposed by Landlord.

22. Canvassing, soliciting, distributing of handbills or any other written material, and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same. No Tenant shall make room-to-room solicitation of business from other tenants in the Building.

23. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of alcohol or drugs or who is in violation of any of the rules and regulations of the Building.

24. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except a Tenant's address.

25. Tenant shall comply with all energy conservation, safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

26. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

27. The requirements of Tenants will be attended to only upon application at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless given special instructions from Landlord, and no employees will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

28. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Tenant or Tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all Tenants of the Building.

29. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

30. Tenant shall provide and maintain hard surface protective mats under all desk chairs which are equipped with casters to avoid excessive wear and tear to carpeting. If Tenant fails to provide such mats, the cost of carpet repair or replacement made necessary by such excessive wear and tear shall be charged to and paid for by Tenant.

31. All work proposed by Tenant in the Premises must be pre-approved by Landlord. Tenant will refer all contractors, contractors representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord's supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Premises and other portions of the Building, including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

32. Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to properly.

33. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

34. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any Lease of Premises in the Building.

35. Smoking of tobacco products (including, but not limited to, cigarettes, cigars, pipes or similar utensils) is expressly prohibited in the lobby, hallways, elevators, building entrances, restrooms, stairwells and common areas in and around the Building. Tenant shall not permit any of its employees, agents, servants, licensees, contractors or invitees to smoke in those areas specified in the immediately preceding sentence. Tenant further agrees either (i) to prohibit smoking within the Premises, or (ii) if smoking is permitted by Tenant within the Premises, to take, at Tenant's sole expense, such steps (which steps may included, but not by limited to, installing exhaust equipment to supplement the Building's heating, ventilation and air conditioning system) as shall be required by Landlord to avoid any infiltration of smoke from the Premises into the space of other tenants or the common areas in the Building. Tenant further agrees that if Tenant shall have taken steps to reduce or eliminate infiltration of smoke into the space of other tenants, and, notwithstanding these steps, smoke from the Premises continues to be a nuisance to other tenants in the Building, then Landlord shall have the right to prohibit smoking in the Premises altogether. Tenant acknowledges and agrees that (a) Landlord has the right under this paragraph to restrict and/or prohibit smoking in the Premises, (b) smoking in the Premises is not an absolute or inherent right of Tenant and (c) Landlord's determination that smoking in the Premises must be abated shall be final. To enable smokers to have an area outside of the Building in which to smoke, the Landlord shall designate from time to time specific areas where smoking is permitted, to the extent permitted by applicable laws and regulations. Smokers are required to keep all designated smoking areas clean, attractive and free of litter. In order to comply with present or future laws, regulations or guidelines of governmental entities relation to workplace health and safety, Landlord retains the right to further alter, move or eliminate such smoking areas from time to time and to establish regulations relating thereto as Landlord reasonably deems necessary or appropriate.

                                  EXHIBIT "F"

                             SPECIAL STIPULATIONS
                             --------------------

     1. Right of First Offer. For so long as Tenant has at least twelve (12) months remaining on its primary Lease Term, and provided Tenant is not in default under this Lease, at such time as Landlord desires to lease any or all of the remaining space on the fourth (4th) floor of the Building or any space on the second (2nd) floor of the Building, Landlord shall notify Tenant that Landlord intends to lease such space and shall outline the market terms upon which Landlord intends to offer such identified space for lease. Tenant shall have ten (10) days following Landlord's notice in which to lease said space, under the market terms contained in Landlord's notification (but in no event at a rental rate less than the then current rental rate under this Lease for the Premises). In the event Tenant does not choose to lease such space, or fails to notify Landlord of its desire to lease such space within such ten (10) day notification period, Landlord will have the right to lease the space, or any portion thereof, to any other party, and the rights of Tenant hereunder with respect to such space shall terminate. Notwithstanding any provisions herein to the contrary, Tenant's rights hereunder shall be subject and subordinate to all existing rights of existing tenants in the Building with respect to any such space.

     2. Entrance Sign. Tenant shall have the right to place Tenant's name on the main entrance pylon sign for the Building, at Tenant's sole cost and expense. All such signage is subject to the prior written approval of Landlord, and must comply with all applicable laws, codes and regulations.